Exhibit 1.1

UNDERWRITING AGREEMENT

1,050,000 Shares

Bowman Consulting Group Ltd.

Common Stock

UNDERWRITING AGREEMENT

February 8, 2022

D.A. DAVIDSON & CO.

As representative (the “Representative”) of the Underwriters named in Schedule I hereto

8 Third Street North, Davidson Building

Great Falls, MT 59401

Ladies and Gentlemen:

Bowman Consulting Group Ltd., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 1,050,000 shares the “Company Firm Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”) and, at the election of the Underwriters, up to 157,500 additional shares of Common Stock (the “Optional Shares”) and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of 150,000 shares (the “Selling Stockholder Firm Shares”). The aggregate of the Company Firm Shares and the Selling Stockholder Firm Shares is herein called the “Firm Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

The Company confirms as follows its agreements with the Representative and the Underwriters.

1. (I) (a) The Company represents and warrants to, and agrees with, the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) A registration statement on Form S-1 (File No. 333-262464) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto or the Rule 462(b) Registration Statement has been issued, no proceeding for that purpose has been initiated or to the Company’s knowledge, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; each preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(ii) (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Shares are purchased, at each Option Closing Date) (as defined herein)), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. No document has been prepared or delivered in reliance on Rule 434 under the Securities Act;

Each Preliminary Prospectus, the Pricing Prospectus, each Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, the Pricing Prospectus, each Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(iii) For the purposes of this Agreement, the “Applicable Time” is 5:00 pm. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses, Written Testing-the-Waters Communications (as hereinafter defined) and other documents listed in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication listed on Schedule III hereto conforms in all material respects with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iv) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

(vi) Each subsidiary of the Company (each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than any security interest, mortgage, pledge, lien, encumbrance, claim or equity that would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise);

(vii) The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights or were issued in violation of the registration requirements of the Securities Act;

(viii) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

(ix) This Agreement has been duly authorized, executed and delivered by the Company;

(x) The issue and sale of the Shares to be sold by the Company hereunder, the execution and delivery of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (B) result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except as would not, in the case of (A) or (C), individually or in the aggregate, reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the offering, issuance and sale of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi) Ernst & Young LLP, who have audited certain financial statements of the Company and the Subsidiaries, are independent public accountants registered with the Public Company Accounting Oversight Board as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement;

(xii) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (1) there has not been any material change in the capital stock or long-term debt of the Company or any of the Subsidiaries considered as one enterprise, (2) there has not been any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus;

(xiii) Neither the Company nor any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;

(xiv) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(xv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Pricing Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xvi) The Company and the Subsidiaries (i) possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them and as disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and (ii)are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(xvii) The Company and the Subsidiaries, to the Company’s knowledge, own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Registration Statement, the Pricing Prospectus or the Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;

(xviii) No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;

(xix) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise;

(xx) The Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its Subsidiaries; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the financial statements;

(xxi) Since the date of the latest audited financial statements included in the Pricing Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxii) The Company has established and will maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which (i) are designed to ensure that information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established;

(xxiii) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xxiv) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required. The agreements and documents described in the Pricing Disclosure Package, the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Regulations to be described therein or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (a) that is referred to in the Pricing Disclosure Package or the Prospectus, or (b) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (1) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (2) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws, and (3) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations;

(xxv) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and the Company is not aware of any pending investigation which might lead to such a claim;

(xxvi) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(xxvii) Neither the Company nor any of its Subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(xxviii) The Company is not, and, to the Company’s knowledge, none of its directors, officers, agents or employees purporting to act on behalf of the Company are currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

(xxix) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxx) There are no persons with registration rights or other similar rights to have the resale of their securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(xxxi) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxii) The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(xxxiii) The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(xxxiv) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(xxxv) The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management”. The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the NASDAQ Global Market (“NASDAQ”). At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the NASDAQ.

(xxxvii) The Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business (the “Company IT Systems”), except where the failure to own or have the right to access the Company IT Systems would not reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted except as would not be reasonably expected, individually or in the aggregate, to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise.

(xxxviii) (1) Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its officers or directors with respect to the sale of the securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA;

(2) Except as described in the Pricing Prospectus, the Prospectus and the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (x) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (y) to any FINRA member; or (z) to the Company’s knowledge, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the date of this Agreement, other than payments to the Underwriters as provided hereunder in connection with the offering of the Shares hereunder.

(3) None of the net proceeds of the offering of the Shares hereunder will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(4) To the Company’s knowledge, no officer, director or any beneficial owner of five percent or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) except as set forth in the Registration Statement. The Company will advise the Representative if it learns that any officer, director or owner of five percent or more of the Company’s outstanding shares of Common Stock (or securities convertible into shares of Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the offering of the Shares hereunder.

(xxxix) The audiovisual presentation made available to the public by the Company at http://www.netroadshow.com is a “bona fide electronic roadshow” for purposes of Rule 433(d)(8)(ii) of the Securities Act, and such presentation, together with the Pricing Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such presentation or Pricing Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein; and

(xxxx) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(II) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, the Underwriters and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Custody Agreement and the Power of Attorney referred to below, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for the registration under the Act of the Shares or approval for listing on the NASDAQ and such consents, approvals, authorizations and orders (x) as may be required under federal or state securities or Blue Sky laws or the rules and regulations of FINRA or (y) that have already been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Power of Attorney, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Custody Agreement and the Power of Attorney, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except as would not reasonably be expected to affect the validity of the Shares being sold by such Selling Stockholder or impact the ability of such Selling Stockholder to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement and the Power of Attorney and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares or approval for listing on the Exchange and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under federal or state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Shares by the Underwriters;

(c) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters;

(d) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Exhibit A hereto;

(e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to “Principal and Selling Stockholders” on Form S-1 expressly for use therein (it being understood and agreed upon that the only such information furnished by any Selling Stockholder consists of the following information furnished on behalf of such Selling Stockholder: (i) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder before and after the offering contemplated hereby and the other information with respect to such Selling Stockholder (other than percentages) that appears in the table and corresponding footnotes under the caption “Principal and Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto and (ii) the biography of such Selling Stockholder set forth under the caption “Management” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (such information, the “Selling Stockholder Information”)), such statements or omissions made in the Registration Statement and Preliminary Prospectus did, and such statements or omissions made in the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) In order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Representative prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(h) The Selling Stockholder represents and warrants that all of the Selling Stockholder Firm Shares to be sold by such Selling Stockholder hereunder, have been placed in custody under a Selling Stockholder Custody Agreement relating to the deposit of such Shares, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such

Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian. The Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys in fact (the “Attorneys in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; each of the Custody Agreement and the Power of Attorney constitutes a legal, valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms;

(i) The appointment by such Selling Stockholder of the Attorneys in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates or book entry securities entitlements representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys in Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Attorneys in Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(j) Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws;

(k) Such Selling Stockholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and

(l) Such Selling Stockholder has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the courts referred to in Section 18 in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Shares to the Underwriters and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and such Selling Stockholder has the power to designate, appoint and empower, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered Bowman Consulting Group Ltd. as agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the offering in any of the courts referred to in Section 18, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over such Selling Stockholder as provided in Section 18 hereof.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell, and each of the Selling Stockholders agrees, severally and not jointly, to sell, to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $16.00, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants the Underwriters the right to purchase at their election up to 157,500 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Shares to be purchased by the Underwriters hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least 48 hours’ prior notice to the Company and the Selling

Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representative, through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the Company at the office of Akerman LLP, 601 W. 5th Street, 3rd Floor, Los Angeles, California 90071, at 10:00 A.M., or by electronic exchange of executed documents, New York time, on February 11, 2022, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”. The Company and the Attorneys may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing being herein referred to as an “Option Closing Date”. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Akerman LLP, 601 W. 5th Street, 3rd Floor, Los Angeles, California 90071 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act against the Company, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required), subject itself to taxation for doing business in any jurisdiction in which it is not otherwise subject to taxation or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representative) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon the Representative’s request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representative’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)(1) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (such period, the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including, but not limited to, any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of D.A. Davidson & Co. (the “Lock-Up Release Representative”); provided, however, that the foregoing restrictions shall not apply to: (A) Shares to be sold hereunder; (B) the issuance by the Company of common stock upon the exercise of stock options outstanding as of the date of this Agreement or the award of stock options, restricted stock units or restricted stock pursuant to the Company’s equity plans that are described in the Pricing Prospectus and Prospectus (C) the issuance by the Company of Common Stock as of the date of this Agreement and described in the Pricing Prospectus and the Prospectus; (D) the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock in connection with (I) the acquisition by the Company or any of its subsidiaries of the securities, businesses, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (II) the Company’s commercial relationships and other strategic relationships; or (E) the filing of any registration statement on Form S-8 relating to the securities granted or to be granted pursuant to (I) the Company’s equity plans that are described in the Pricing Prospectus and Prospectus or (II) any assumed employee benefit plan contemplated by clause (D); provided, that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (D) shall not exceed 10% of the total number of shares of common stock of the Company outstanding immediately following the issuance of the Shares contemplated by this Agreement; and provided further, that in the case of clauses (B) through (D), the Company shall cause each recipient of such securities to execute and deliver to the Representative, on or prior to the issuance of such securities, a lock-up letter in substantially the form attached as Exhibit A hereto, provided that such lock-up agreement shall only be required if the recipient of such securities is a member of the Company’s board of directors, an executive officer or a beneficial holder of 1.0% of the capital stock of the Company and the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of the Lock-Up Release Representative.

(f) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent that they are available on EDGAR or the provision of which would require disclosure by the Company under Regulation FD;

(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Company’s securities are listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent that they are available on EDGAR;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) To promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery;

(n) To deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “Certification”), together with copies of identifying documentation, in respect of the Company and each beneficial owner of 10% or more of the Company’s outstanding share capital, satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification; and

(o) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representative that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that (i) any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act and

(ii) it has not distributed, or authorized any other person to distribute, and will not distribute, or authorize any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior written authorization of the Company.

7. (a) The Company and each of the Selling Stockholders covenant and agree with the Underwriters that the Company shall be responsible for and bear all expenses directly and necessarily incurred in connection with this offering, including but not limited to the charges of the Company’s counsel and accountants; the cost of preparing, printing and filing with the SEC the registration statement and amendments, post effective amendments, and supplements thereto; any NASDAQ related costs; the costs related to any blue sky or related fees and charges, including reasonable fees incurred by Underwriter’s counsel in conjunction with blue sky legal work; preparing, printing and delivering all underwriting and selling documents; online data room fees; costs incurred by Company personnel for travel and related costs in conjunction with roadshow and investor presentations; and fees and disbursements of the transfer agents. The Company shall also be responsible for the reasonable expenses incurred by Underwriters in connection with this offering, (including the reasonable fees and expenses of Davidson’s counsel), up to a maximum of $50,000, subject to the successful consummation of this offering.

(b) Each Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters that such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations with respect to (i) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder, provided that the Representative agree to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse the Representative for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated and (ii) any fees and expenses of any advisors or counsel (in excess of the $[ ] per group of affiliated Selling Stockholders for the fees of Greenberg Traurig LLP as counsel to the Selling Stockholders that shall be paid by the Company) for each such Selling Stockholder.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such Rule 462(b) Registration Statement shall have become effective by 10:00 p.m.,

Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b) Akerman LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion and 10b-5 statement, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Greenberg Traurig LLP, counsel for the Company and the Selling Stockholders, shall have furnished to the Representative their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representative;

(d) On the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise (including any “net” or “cashless” exercises) or vesting, if any, of stock options or the award, if any, of stock options, restricted stock units or restricted stock pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (B) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus, or (C) the repurchase of shares of capital stock upon termination of the holder’s employment or service with the Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representative’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(h) The Company shall have obtained and delivered to the Underwriters executed copies of the “Lock-Up Agreement” in the form attached as Exhibit A, from the persons listed on Schedule IV hereto;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j) The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to the Representative as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section 8 and as to such other matters as the Representative may reasonably request;

(k) The Company shall have furnished to the Representative a certificate of its chief financial officer as to the accuracy of certain financial data contained in the Pricing Disclosure Package and the Prospectus, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representative; and

(l) The Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

9. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Pricing Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, any “road show” as defined in Rule 433(h) under the Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Pricing Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Stockholder Information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the product of the number of Shares sold by such Selling Stockholder and the public offering price of the Shares as set forth in the Prospectus (net of any underwriting discounts and commissions but before deducting expenses).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter Information furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figures appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the fifth, twelfth and fourteen paragraphs under the caption “Underwriting”.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying party has not retained counsel within a reasonable period of time or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Attorneys in Fact. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and the Selling Stockholders and the total underwriting discounts and commissions received by each Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares underwritten by such Underwriter. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

(f) The Company and the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute an amount in excess of the amount by which the product of the number of Shares sold by such Selling Stockholder and the public offering price of the Shares as set forth in the Prospectus (net of any underwriting discounts and commissions but before deducting expenses) exceed the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Stockholder or any person controlling any Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in their discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter the Representative do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notify the Company and the Selling Stockholders that they have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder), will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representative shall act on behalf of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys in Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, facsimile transmission, electronic mail or otherwise by electronic transmission to the Representative in care of D.A. Davidson & Co., 8 Third Street North, Davidson Building, Great Falls, MT 59401; Attention: James Keckler; jkeckler@dadco.com. Notices to the Company shall be given to it at Bowman Consulting Group Ltd., 12355 Sunrise Valley Dr., Suite 520, Reston, VA 20191, Attention: Robert Hickey; rchickey@bowman.com; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to the Attorneys in Fact for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex, facsimile transmission, electronic mail or otherwise by electronic transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire, or telex constituting such questionnaire, which address will be supplied to the Company or the Selling Stockholders by the Representative upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, facsimile transmission, electronic mail or otherwise by electronic transmission to the Representative at D.A. Davidson & Co., 8 Third Street North, Davidson Building, Great Falls, MT 59401; Attention: James Keckler; jkeckler@dadco.com. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company or any Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

Each Selling Stockholder acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the purchase price per share set forth in clause (a) of Section 2, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City of New York, Borough of Manhattan and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, each Selling Stockholder and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among of the Underwriters, the Company and each of the Selling Stockholders. It is understood that the Representative’s acceptance of this letter on behalf of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

BOWMAN CONSULTING GROUP LTD.

By:	/s/ Gary Bowman
Name: Gary Bowman
Title: President, Chairman and Chief Executive Officer

By:	/s/ Gary Bowman
Name: Gary Bowman
Title: As Attorney-in-Fact acting on behalf of
each of the Selling Stockholders named in
Schedule II to this Agreement

By:	/s/ Bruce Labovitz
Name: Bruce Labovitz
Title: As Attorney-in-Fact acting on behalf of
each of the Selling Stockholders named in
Schedule II to this Agreement

Accepted as of the date hereof:

D.A. DAVIDSON & CO.

By:	/s/ James Keckler
Name: James Keckler
Title: Managing Director

For themselves and as Representative of the
Underwriters named in Schedule I hereto

SCHEDULE I

Underwriters	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
D.A. Davidson & Co	630,000	94,500
B. Riley Securities, Inc.	420,000	63,000

Total	1,050,000	157,500

SCHEDULE II

Selling Stockholder	Total Number of Firm Shares to be Sold
Gary Bowman (a)	75,000
Bowman Family Asset Management, LLC(a)	75,000

Total	150,000

(a)	This Selling Stockholder has appointed Gary Bowman and Bruce Labovitz, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated February 2, 2022.

Issuer Free Writing Prospectus dated February 1, 2022.

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The Public Offering Price for the Shares is $16.00.

The number of Shares purchased by the Underwriters is 1,050,000.

(c)	Written Testing-the-Waters Communications:

None.

SCHEDULE IV

Parties to Lock-Up Agreements

Gary Bowman

Bowman Family Asset Management

Michael Bruen

Bruce Labovitz

Robert Hickey

Daniel Lefaivre

Stephen Riddick

James Laurito

Patricia Mulroy

EXHIBIT A

LOCK-UP AGREEMENT

BOWMAN CONSULTING GROUP LTD.

12355 Sunrise Valley Dr., Suite 520

Reston, VA 20191

D.A. DAVIDSON & CO.

As representative of the Underwriters named in Schedule I hereto

8 Third Street North, Davidson Building

Great Falls, MT 59401

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Bowman Consulting Group Ltd., a Delaware corporation (the “Company”), and the underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1, the undersigned hereby agrees that from the date hereof and until 60 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 60-day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of D.A. Davidson & Co. (“D.A. Davidson”), which consent may be withheld in D.A. Davidson’s sole discretion; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless D.A. Davidson waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by D.A. Davidson to the Company (in accordance with Section 5(k) of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to D.A. Davidson and will not consummate such transaction or take any such action unless it has received written confirmation from D.A. Davidson that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock without the prior written consent of the Representative:

(i)

provided that (a) such transfer shall not involve a disposition for value, (b) each resulting transferee of the Company’s securities executes and delivers to the Representative an agreement satisfactory to the Representative certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto, (c) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer:

a.	as a bona fide gift or gifts;

b.	to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

c.

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity and (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributes shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, or to any investment fund or other entity that controls or manages the undersigned;

(ii)	via transfer by testate succession or intestate succession;

(iii)	if the undersigned is an employee of the Company and transfers to the Company upon death, disability or termination of employment of such employee;

(iv)	for sales of securities under any trading plan pursuant to Rule 10b5-1; or

(v)	pursuant to an order of a court or regulatory agency.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” shares of Common Stock that the undersigned may purchase in the proposed public offering; (ii) D.A. Davidson agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, D.A.

Davidson will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by D.A. Davidson hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 60 days after the Public Offering Date, without the prior written consent of D.A. Davidson (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 31, 2022.

Very truly yours,

Printed Name:

Date:

EXHIBIT B

[Form of Press Release]

Bowman Consulting Group Ltd. [Date]

Bowman Consulting Group Ltd. ( the “Company”) announced today that D.A. Davidson & Co., the lead book-running managing underwriter in the Company’s recent public offering of _______ shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to _________ shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on _________,                 20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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